FOR IMMEDIATE RELEASE

AMDL INC. ANNOUNCES SECOND CLOSING OF PRIVATE PLACEMENT OF SERIES 2 SENIOR NOTES

TUSTIN, Calif., June 15, 2009/PRNewswire – (www.amdl.com) AMDL, Inc. (NYSE Alternext US: ADL — News), AMDL Inc. (NYSE Alternext US: ADL — News), a US-based pharmaceutical company with major operations in China, announced today the second closing of a private placement offering of “units” consisting of 12% Series 2 senior notes and warrants. The exclusive placement agent for the offering is Cantone Research, Inc.

In the first closing on May 14, 2009, AMDL sold $1,327,250 of 12% Series 2 convertible notes at par value; and completed a second closing on June 12, 2009 where the Company sold $468,500 of 12% Series 2 convertible notes. An aggregate of $1,658,250 in notes was sold.. The notes are payable in nine principal installments and mature at the earlier of 36 months from the date of issuance or the earlier of the completion of a bank or other institutional credit facility of at lease $8 million in one or more transactions for the Company’s China based assets.

Warrants to purchase an aggregate of 749,600 shares of common stock were included in the units sold in the second closing. The warrants have a term of five years from the date of issuance and are exercisable at a price equal to $0.98 per share for the first closing and $1.11 for the second closing. The terms of the offering provide that the exercise price of the warrants are equal to 115% of the five day volume average weighted prices (VWAP) of the Company’s common stock prior to each closing date.

Cantone Research, Inc. received cash commissions of $46,850, representing 10% of the principal amount of the notes purchased and $14,055 in non-accountable expenses, and five year warrants to purchase a total of 74,960 shares of common stock for the second closing, of which warrants to purchase 14,992 warrants were assigned to Galileo Asset Management, S.A. for their services in the second closing of the offering.

The net proceeds to AMDL from the total offering are being used to finance general working capital requirements, support product commercialization plans and reduce outstanding debt.

This press release does not constitute an offer or solicitation to sell or purchase any of the Company’s securities. Any of the Company’s securities offered will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States unless registered under the Securities Act upon applicable exemptions from registration under the Securities Act.

About AMDL:

Headquartered in Tustin, CA with operations in Shenzhen, Jiangxi, and Jilin, China, AMDL, Inc., along with its subsidiary Jade Pharmaceutical Inc. (JPI), is a vertically integrated bio-pharmaceutical company devoted to the research, development, manufacturing, and marketing of diagnostic, pharmaceutical, nutritional supplement, and cosmetic products. The Company employs approximately 500 people in the U.S. and China.

Forward Looking Statements:

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

The statements contained in this document include certain predictions and projections that may be considered forward- looking statements under securities law. These statements involve a number of important risks and uncertainties that could cause actual results to differ materially including, but not limited to, the performance of our China-based subsidiaries, as well as other economic, competitive and technological factors involving the Company’s operations, markets, services, products, and prices. With respect to AMDL Inc., except for the historical information contained herein, the matters discussed in this document are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. The Company cautions readers not to place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur.